As filed with the Securities and Exchange Commission on April 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCS Multistage Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-1527455
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19450 State Highway 249 Suite 200 Houston, TX	77070
(Address of Principal Executive Offices)	(Zip Code)

NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan

NCS Multistage Holdings, Inc. (f/k/a Pioneer Super Holdings, Inc.) 2012 Equity Incentive Plan

Pioneer NCS Energy Holdco, LLC (f/k/a NCS Energy Holdings, LLC) 2011 Equity Incentive Plan

(Full Title of Plan)

P. Kevin Trautner

Executive Vice President, General Counsel and Secretary

19450 State Highway 249

Suite 200

Houston, TX 77070

(Name and address of agent for service)

(281) 453-2222

(Telephone number, including area code, of agent for service)

With a copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share, reserved for issuance pursuant to the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan	4,532,523(2)	$17.00(3)	$77,052,891	$8,930.43
Common Stock, $0.01 par value per share, reserved for issuance pursuant to stock option awards outstanding under the NCS Multistage Holdings, Inc. 2012 Equity Incentive Plan	2,463,501	$6.12(4)	$15,076,626	$1,747.38
Common Stock, $0.01 par value per share, reserved for issuance pursuant to stock option awards outstanding under the Pioneer NCS Energy Holdco, LLC 2011 Equity Incentive Plan	649,047	$1.24(5)	$804,819	$93.28
Total				$10,772

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may issuable under the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), the NCS Multistage Holdings, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) or the Pioneer NCS Energy Holdco, LLC 2011 Equity Incentive Plan (the “2011 Plan”) by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)	Represents Common Stock initially available for future issuance under the 2017 Plan.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price for the Common Stock of $17.00 per share.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the weighted average exercise price of stock option awards outstanding under the 2012 Plan of $6.12.

(5)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the weighted average exercise price of stock option awards outstanding under the 2011 Plan of $1.24.

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of NCS Multistage Holdings, Inc. (the “Registrant”) that may be issued and sold under the NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), the shares of Common Stock of the Registrant reserved for future issuance pursuant to stock option awards outstanding under the NCS Multistage Holdings, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and the shares of Common Stock of the Registrant reserved for future issuance pursuant to stock option awards outstanding under the Pioneer NCS Energy Holdco, LLC 2011 Equity Incentive Plan (the “2011 Plan” and together with the 2012 Plan and the 2017 Plan, the “Plans”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

•	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-216580), in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•	The Registrant’s prospectus, dated April 27, 2017, to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-216580); and

•	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-216580), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on April 26, 2017, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws will authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Registrant intends to enter into indemnification agreements with each of its directors. These agreements, among other things, will require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of NCS Multistage Holdings, Inc. to be in effect prior to the consummation of the initial public offering (incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-216580) filed on April 17, 2017).

4.2	Form of Amended and Restated Bylaws of NCS Multistage Holdings, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement (incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-216580) filed on April 17, 2017).

4.3	NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan.

4.4	NCS Multistage Holdings, Inc. (f/k/a Pioneer Super Holdings, Inc.) 2012 Equity Incentive Plan.

4.5	Pioneer NCS Energy Holdco, LLC (f/k/a NCS Energy Holdings, LLC) 2011 Equity Incentive Plan.

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)	provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 27, 2017.

NCS Multistage Holdings, Inc.

By:	/s/ Robert Nipper
Name:	Robert Nipper
Title:	Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Kevin Trautner and Ryan Hummer, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT NIPPER Robert Nipper	Chief Executive Officer and Director (Principal Executive Officer)	April 27, 2017

/s/ MARTY STROMQUIST Marty Stromquist	President and Director	April 27, 2017

/s/ RYAN HUMMER Ryan Hummer	Chief Financial Officer (Principal Financial Officer)	April 27, 2017

/s/ WADE BITTER Wade Bitter	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	April 27, 2017

/s/ MICHAEL MCSHANE Michael McShane	Chairman	April 27, 2017

/s/ JOHN DEANE John Deane	Director	April 27, 2017

/s/ MATTHEW FITZGERALD Matthew Fitzgerald	Director	April 27, 2017

/s/ GURINDER GREWAL Gurinder Grewal	Director	April 27, 2017

/s/ DAVID MCKENNA David McKenna	Director	April 27, 2017

/s/ FRANKLIN MYERS Franklin Myers	Director	April 27, 2017

/s/ W. MATT RALLS W. Matt Ralls	Director	April 27, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amended and Restated Certificate of Incorporation of NCS Multistage Holdings, Inc. to be in effect prior to the consummation of the initial public offering (incorporated herein by reference to Exhibit 3.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-216580) filed on April 17, 2017).

4.2	Form of Amended and Restated Bylaws of NCS Multistage Holdings, Inc. to be in effect prior to the consummation of the offering made under this Registration Statement (incorporated herein by reference to Exhibit 3.5 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-216580) filed on April 17, 2017).

4.3	NCS Multistage Holdings, Inc. 2017 Equity Incentive Plan.

4.4	NCS Multistage Holdings, Inc. (f/k/a Pioneer Super Holdings, Inc.) 2012 Equity Incentive Plan.

4.5	Pioneer NCS Energy Holdco, LLC (f/k/a NCS Energy Holdings, LLC) 2011 Equity Incentive Plan.

5.1	Legal Opinion of Weil, Gotshal & Manges LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page).